Report of Independent Auditors


To the Shareholders and
Board of Trustees of
PaineWebber Tax-Managed Equity Fund

In planning and performing our audit of
the financial
statements of PaineWebber Tax-Managed
Equity Fund
for the year ended August 31, 2000, we
considered its
internal control, including control
activities for
safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of PaineWebber Tax-Managed
Equity
Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States.
Those internal
controls include the safeguarding of
assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in
internal control,
misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control
would not
necessarily disclose all matters in
internal control that
might be material weaknesses under
standards
established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above at
August 31, 2000.

This report is intended solely for the
information and
use of the Board of Trustees and
management of
PaineWebber Tax-Managed Equity Fund, and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




	ERNST & YOUNG LLP

October 17, 2000